EXHIBIT 2.3

EXECUTION VERSION

CONFIDENTIAL

EBAY INC.

AND

EBAY INTERNATIONAL AG

AND

SONORIT HOLDING, AS

AND

SPRINGBOARD GROUP S.À.R.L.

(FORMERLY SLP III CAYMAN DS IV HOLDINGS S.À.R.L.)

AMENDMENT NO. 2 TO AGREEMENT FOR THE SALE AND

PURCHASE OF THE ENTIRE SHARE CAPITAL OF

SKYPE LUXEMBOURG HOLDINGS S.À.R.L.,

SKYPE INC.,

AND

SONORIT HOLDING, AS

THIS AMENDMENT NO. 2 is made on 21 October 2009 (this “Amendment”)

AMONG:

(1)	EBAY INC., a company incorporated under the laws of Delaware, having its corporate headquarters at 2145 Hamilton Avenue, San Jose, California, 95125, United States; and

(2)	EBAY INTERNATIONAL AG, a Swiss company, having its registered office at Helvetiastrasse 15/17, CH-3005, Bern, Switzerland; and

(3)	SONORIT HOLDING, AS, a Norwegian company, having its registered office at P.O. Box 2374 Solli, O204 Oslo, Norway; and

(4)	SPRINGBOARD GROUP S.À.R.L. (FORMERLY SLP III CAYMAN DS IV HOLDINGS S.À.R.L.), a Luxembourg private limited liability company (société à responsabilité limitée), having its registered office at 65 Boulevard Grande-Duchesse Charlotte, L-1331 Luxembourg, and registered with the Luxembourg Trade and Companies Register under number B 141.496.

WHEREAS the parties entered into an Agreement for the sale and purchase of the entire share capital of Skype Luxembourg Holdings S.à.r.l., Skype Inc., and Sonorit Holding, AS on 1 September 2009, as amended on 14 September 2009, and as further amended on 19 October 2009 (the “SPA”).

WHEREAS, the parties wish to amend certain terms of the SPA as set forth in this Amendment.

NOW THEREFORE, THE PARTIES AGREE as follows:

1.	AMENDMENTS

1.1	Clause 5.10 of the SPA is hereby amended and restated in its entirety as follows:

On October 21, 2009, the Buyer shall cause the Equity Providers and/or their designated affiliates (in such capacity, the “Depositors”) to initiate (and, within three Business Days thereafter, to complete) the transfer to JPMorgan Chase Bank, National Association (the “Escrow Agent”), pursuant to the terms of the Escrow Agreement, dated as of October 21, 2009, among the Depositors and the Escrow Agent (the “Escrow Agreement”), of an amount equal to the aggregate obligation of the Equity Providers under the Equity Funding Letters as of the date of this Agreement (the “Escrow Amount”). The Sellers agree and acknowledge that the deposit of the Escrow Amount with the Escrow Agent pursuant to the Escrow Agreement shall in no way be construed as an admission by the Buyer, any Equity Provider, any Depositor or any other party that any condition to Completion set out in Schedule 2 has been satisfied or waived, and shall in no way affect, or be construed as a waiver of, the rights and obligations of the parties under this Agreement, including with respect to the obligation to effect Completion, which shall be governed solely by the terms of this Agreement, or the provisions related to the termination of this Agreement and the limitations on liability contained in clauses 3.6 and 3.8.

1.2	Schedule 10 to the SPA is hereby amended by making the following changes to the table set forth therein: (a) replacing the phrase “Yucca Partners LP Jersey Branch” with “Index Venture Growth Associates I Limited”; and (b) adding “Silver Lake Technology Investors III Cayman, L.P.”.

1.3	Annex F to the SPA is hereby deleted in its entirety.

2.	MISCELLANEOUS

2.1	Except as expressly amended pursuant to clause 1 of this Amendment, the SPA, and all rights and obligations of the parties thereunder and under all schedules and annexes thereto, shall remain in full force and effect. This Amendment shall not, except as expressly provided herein, be deemed to be a consent to any waiver or modification of any other terms or provisions of the SPA.

2.2	This Amendment (including any non-contractual obligations arising out of or in connection with it) is governed by English law.

2.3	This Agreement may be executed in any number of counterparts (including by way of electronic transmission in .PDF format or by fax), each of which when executed and delivered is an original and all of which together evidence the same agreement.

2.4	Each of the parties intends this Amendment to be a deed and confirms that it is executed and delivered as a deed on the date first written above, in each case notwithstanding the fact that one or more of the parties may only execute this Amendment under hand.

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EXECUTED and delivered as a deed on the date first written above on behalf of

EBAY INC., a company incorporated under the laws of Delaware,

By:	/s/ ROBERT H. SWAN
Title:	CFO

being a person who, in accordance with the laws of that territory, is acting under the authority of the company.

Signature Page to Amendment No. 2 to SPA

EXECUTED and delivered as a deed on the date first written above on behalf of

EBAY INTERNATIONAL AG, a company incorporated under the laws of Switzerland,

By:	/s/ NICHOLAS STAHEYEFF
Title:	CFO, VP eBay International AG

being a person who, in accordance with the laws of that territory, is acting under the authority of the company.

Signature Page to Amendment No. 2 to SPA

EXECUTED and delivered as a deed on the date first written above on behalf of

SONORIT HOLDINGS, AS, a company incorporated under the laws of Norway,

By:	/s/ ROBERT MILLER
Title:	Director

being a person who, in accordance with the laws of that territory, is acting under the authority of the company.

Signature Page to Amendment No. 2 to SPA

EXECUTED and delivered as a deed on the date first written above on behalf of

SPRINGBOARD GROUP S.À.R.L., a company incorporated under the laws of Luxembourg,

By:	/s/ ALAN AUSTIN
Title:	A Manager

being a person who, in accordance with the laws of that territory, is acting under the authority of the company.

Signature Page to Amendment No. 2 to SPA